Exhibit 24

POWER OF ATTORNEY

WHEREAS, Public Service Company of Colorado, a Colorado corporation (the “Company”), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement and/or post-effective amendments which may consist of one or more registration statements on Form S-3 relating to the issuance and sale from time to time of up to $1.2 billion principal amount of debt securities; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set forth below his/her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Benjamin G.S. Fowke, Gary R. Johnson and Richard C. Kelly and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-3 (or any other appropriate form) or post-effective amendments to registration statements on Form S-3, relating to the issuance and sale of up to $1.2 billion principal amount of debt securities and to any and all amendments (including any post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 20th day of September, 2006.

/s/ Patricia K. Vincent	/s/ Richard C. Kelly
Patricia K. Vincent President, Chief Executive Officer and Director (Principal Executive Officer)	Richard C. Kelly Chairman and Director

/s/ Gary R. Johnson	/s/ Teresa S. Madden
Gary R. Johnson Vice President, General Counsel and Director	Teresa S. Madden Vice President and Controller (Principal Accounting Officer)

/s/ Benjamin G.S. Fowke III	/s/ Paul J. Bonavia
Benjamin G.S. Fowke III Vice President and Chief Financial Officer and Director(Principal Financial Officer)	Paul J. Bonavia Director

/s/ Cynthia L. Lesher
Cynthia L. Lesher Director